Exhibit 10.1

POSTAL REALTY TRUST, INC.

2019 EQUITY INCENTIVE PLAN

Amendment No. 1

THIS AMENDMENT NO. 1 (this "Amendment") to the Postal Realty Trust, Inc. 2019 Equity Incentive Plan (the "Plan") is made by Postal Realty Trust, Inc., a Maryland corporation (the "Company"), effective as of the Effective Date (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

WHEREAS, the Company previously adopted the Plan for the benefit of its eligible Participants;

WHEREAS, pursuant to Article XVI, the Company's Board of Directors (the "Board") may amend the Plan, provided that approval by the Company's stockholders is required for any amendment to the Plan to the extent that such approval is required by law or the rules of any exchange on which the shares of Common Stock are listed, including an amendment that materially increases the aggregate number of shares of Common Stock that may be issued under the Plan;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company's stockholders at the annual meeting of stockholders held on June 26, 2020 (the date of such approval, the "Effective Date").

NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows, effective as of the Effective Date:

1.	Aggregate Limit. The first sentence of Section 5.02(a) of the Plan is hereby deleted in its entirety and shall be replaced with the following:

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Performance Units and Incentive Awards is 1,291,584 shares, all of which may be subject to incentive stock option treatment.

2.	Incorporation. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.
3.	Force and Effect. Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.